As filed with the Securities and Exchange Commission on September 27, 1996
                                               Registration No. 333-_______
============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              CUSTOM CHROME, INC.
            (Exact name of registrant as specified in its charter)


        DELAWARE                                             94-1716138
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                            16100 JACQUELINE COURT
                             MORGAN HILL, CA 95037
                       (Address, including zip code, of
                   Registrant's principal executive offices)

                              CUSTOM CHROME, INC.
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                              JAMES J. KELLY, JR.
                       EXECUTIVE VICE PRESIDENT, FINANCE
                          AND CHIEF FINANCIAL OFFICER
                              CUSTOM CHROME, INC.
                            16100 JACQUELINE COURT
                             MORGAN HILL, CA 95037
                                (408) 778-0500
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  COPIES TO:

                            Kenneth M. Siegel, Esq.
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304
                                (415) 493-9300


                        CALCULATION OF REGISTRATION FEE

================================================================================================================
       Title of                                Amount           Proposed        Proposed Maximum     Amount of
    Securities to                              To Be             Maximum            Aggregate       Registration
    Be Registered                            Registered       Offering Price      Offering Price         Fee
                                                                Per Share
 ---------------------------------------------------------------------------------------------------------------
 Common Stock, $0.001 par value

 -  Upon exercise of options under
    Custom Chrome, Inc. 1996
    Employee Stock Purchase Plan         150,000 Shares       $ 18.06(1)          $2,709,000(1)      $ 935.00
================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low sale prices reported in the Nasdaq National Market on September 24, 1996.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     1. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated September 18, 1991, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such descriptions.

     2. The Registrant's Annual Report on Form 10-K for the year ended January 31, 1996, as amended on Form 10K-A, filed pursuant to Section 13(a) of the Exchange Act.

     3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 30, 1996 and July 31, 1996, filed pursuant to Section 13 of the Exchange Act.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

     Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

     Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Restated Certificate of Incorporation and the Company's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its directors and certain of its officers and maintains an officers and directors insurance policy covering its officers and directors.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

     Not applicable.

ITEM 8.   EXHIBITS.
          --------

 Number                   Document
 ------   -----------------------------------------------

   4.1 Custom Chrome, Inc. 1996 Employee Stock Purchase Plan and forms of agreement currently used thereunder.

   5.1 Opinion of Wilson Sonsini Goodrich & Rosati with respect to the securities being registered.

  23.1    Consent of Independent Auditors (KPMG Peat Marwick LLP)
          (see page II-7).

  23.2    Consent of Counsel (contained in Exhibit 5.1).

  24.1    Power of Attorney (See page II-5).


ITEM 9.   UNDERTAKINGS.
          ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Morgan Hill, California on September 27, 1996.

                                    CUSTOM CHROME, INC.


                                    By: /s/ Ignatius J. Panzica
                                        ---------------------------------------
                                        Ignatius J. Panzica
                                        Chairman of the Board, President,
                                        Chief Executive Officer and Director

                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ignatius J. Panzica and James J. Kelly, Jr., jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                       Title                         Date
- ------------------------  ---------------------------------  ------------------

/s/ Ignatius J. Panzica   Chairman of the Board, President,  September 27, 1996
- ------------------------  Chief Executive Officer and
Ignatius J. Panzica       Director (Principal Executive
                          Officer)




/s/ James J. Kelly, Jr.   Executive Vice President Finance   September 27, 1996
- ------------------------  and Chief Financial Officer
James J. Kelly, Jr.       (Principal Financial and
                          Accounting Officer)




/s/ Lionel M. Allan       Director                           September 27, 1996
- ------------------------
Lionel M. Allan




/s/ Joseph F. Keenan      Director                           September 27, 1996
- ------------------------
Joseph F. Keenan




                          Director
- ------------------------
Joseph Piazza

                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number                                   Description
- -------      -----------------------------------------------------------------
 4.1         Custom Chrome, Inc. 1996 Employee Stock Purchase Plan and forms of agreement currently used thereunder.

 5.1 Opinion of Wilson Sonsini Goodrich & Rosati with respect to the securities being registered.

23.1 Consent of Independent Auditors (KPMG Peat Marwick LLP) (see page II-7).

23.2         Consent of Counsel (contained in Exhibit 5.1).

24.1         Power of Attorney (See page II-5).